Exhibit 4.40
English Translation
Supplementary Agreement to the Call Option Agreement
     This Supplementary Agreement (“this Agreement”) is entered into among the following parties in Beijing on November 28, 2008:
Party A: AirMedia Technology (Beijing) Co., Ltd.
Party B: Guo Man, Wang Zhenyu, Xu Qing
Party C: Beijing AirMedia UC Advertising Co., Ltd.
WHEREAS:
(1)	Parties A, B and C signed the Call Option Agreement on June 14, 2007 (“Original Agreement”);
(2)	Guo Man, Wang Zhenyu and Xu Qing signed an Equity Transfer Agreement in November 2008, by which it was agreed that Wang Zhenyu shall transfer all his equity interests in Party C to Guo Man and Xu Qing. After the transfer, Guo Man and Xu Qing shall own 82.76% and 17.24% equity interests, respectively, in Party C.
     Now therefore, after friendly negotiation among Parties A, B and C, the Original Agreement shall be amended, and each of the party agrees on the following the terms and conditions:
1.	Party A agrees that Wang Zhenyu transfers all his equity interests in Party C to Guo Man and Xu Qing.
2.	After the transfer, Guo Man agrees to grant Party A the call option to purchase the 82.76% equity interests that he owns in Party C, pursuant to the terms and conditions under the Original Agreement; Xu Qing agrees to grant Party A the call option to purchase the 17.24% equity interests that he owns in Party C, pursuant to the terms and conditions under the Original Agreement.
3.	Upon effectiveness of this Agreement, in case of any difference in terms between the Original Agreement and this Agreement, this Agreement shall prevail; terms absent from this Agreement shall be governed by the Original Agreement.
4.	This Agreement is effective upon the signature and/or stamp of common seal by all parties to this Agreement. This Agreement shall be signed in seven counterparts, two of which shall be kept by each of Party A and Party C, and three shall be kept by Party B. All counterparts shall have the same legal effect.
[No text below]

Party A: AirMedia Technology (Beijing) Co., Ltd.
Common seal: AirMedia Technology (Beijing) Co., Ltd. (Seal)
Party B:
Signature: /s/ Guo Man
Signature: /s/ Wang Zhenyu
Signature: /s/ Xu Qing
Party C: Beijing AirMedia UC Advertising Co., Ltd.
Common seal: Beijing AirMedia UC Advertising Co., Ltd. (Seal)

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